INTERNAL USE ONLY


                              TELEPHONE SCRIPT FOR
                               SHAREHOLDER MEETING


                           OPPENHEIMER DISCOVERY FUND


Original meeting date:        8/28/00
Adjourned meeting date: 10/13/00 (10:00 a.m.)

There are six proposals shareholders are being asked to vote on. Proposal No. 3 consists of nine (9) sub-proposals. Proposal No. 4 consists of four
(4) sub-proposals.   The Fund's Board of Trustees recommends a vote in favor
of or FOR each of the proposals and sub-proposals.

Proposal No. 1: Election of Trustees.

The Fund is required to have at least two-thirds of its directors elected by shareholders. Because the Fund has not had a shareholder meeting for some time, the percentage of trustees of the Fund that have been elected by shareholders is close to two-thirds, and no additional trustees/directors may be added to the Board of the Fund unless first elected by shareholders. Therefore, shareholders are being asked to elect directors.

Proposal No. 2: Ratification of Auditors Selection.

The Fund is not required to hold annual shareholder meetings and does not hold such meetings. However, when a shareholder meeting is held, the Fund's selection of independent auditors must be submitted for ratification or rejection by shareholders at that meeting. Because the Fund is holding a shareholder meeting, shareholders are being asked to ratify the Fund's selection of independent auditors.

Proposal No. 3: Elimination of Certain Fundamental Investment Restrictions.

This proposal consists of nine (9) sub-proposals.

***Summary of impact of the elimination of certain fundamental investment restrictions:

Because of recent regulatory changes, certain investment restrictions are no longer applicable to the Fund. Certain other investment restrictions adopted by the Fund are more restrictive than currently required, and other investment restrictions adopted by the Fund reflect outdated industry conditions and practices. The Fund's Manager considers many of these restrictions unnecessary or unwarranted.

The Fund's Board finds that the proposed elimination of certain fundamental investment restrictions of the Fund is in the best interests of shareholders. The proposed changes are intended to provide the Fund with greater flexibility to respond to future market developments and to increase future investment opportunities.

The proposed changes are not expected to materially change the current risk profile of an investment in the Fund.

The elimination of a fundamental policy does not mean that the Fund's current principal investment policies and strategies will change. If the Fund's Manager decides to materially change the Fund's investment policies and strategies, such a change will be described in the Fund's prospectus.

Sub-Proposal No. 3.A.: Eliminating Limits on Investing in Other Investment Companies.

The purpose of this proposal is to provide the Fund with the maximum flexibility permitted by law to pursue its investment objective. As a result of recent regulatory changes, the ability of an investment company such as the Fund to invest in other investment companies has been increased. Consistent with current regulatory requirements, mutual funds may enter into fund of funds arrangements, whereby a mutual fund can invest in a number of other mutual funds.

The Fund does not currently anticipate participating in a fund of funds arrangement. However, elimination of the Fund's current fundamental investment restriction regarding investing in other investment companies is necessary to permit the Fund to enter into a fund of funds arrangement in the future.

Sub-Proposal No. 3.B.: Eliminating Prohibition on Margin Purchases and Short Sales.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from purchasing securities on margin or engaging in short sales be eliminated. The existing restriction is not required to be a fundamental investment restriction.

Elimination of this restriction is unlikely to affect the management of the Fund. The 1940 Act prohibitions on margin purchases and short sales will continue to apply to the Fund.

Sub-Proposal No. 3.C.: Eliminating Restriction on Purchasing Securities in which Officers and Trustees of the Fund have an Interest.

The Fund is currently subject to a fundamental investment restriction prohibiting it from purchasing the securities of an issuer if the officers of the Fund or the Manager individually own 1/2 of 1% of such securities and together own more than 5% of such securities. This restriction was originally adopted to address a state requirement that is no longer applicable.

Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.

Sub-Proposal  No. 3.D.:  Eliminating  Restriction  on Investing in  Unseasoned
Issuers.

The Fund is currently subject to a fundamental investment restriction limiting its investment in securities of issuers that have been in operation less than three years (so-called "unseasoned issuers").

This restriction was originally adopted to address state requirement that is no longer applicable to the Fund. Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.

Sub-Proposal No. 3.E.: Eliminating Restriction on Investing for Purpose of Acquiring Control.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from investing in portfolio companies for the purpose of acquiring control be eliminated. The Fund has no intention of investing for the purpose of acquiring control of a company, and elimination of the restriction is not expected to have a significant impact on the Fund's investment practices or management.

The restriction is unnecessary and may reduce possible investment opportunities because a mutual fund might be considered to be investing for control if it purchases a large percentage of the securities of a single issuer. Eliminating this restriction also will give the Fund greater flexibility in exercising its rights as a shareholder of the portfolio companies it invests in, to try to protect its interests and those of its shareholders.

Sub-Proposal   No.   3.F.:    Eliminating    Restriction   on   Investing   in
Mineral-Related Leases.

The Fund is currently subject to a fundamental restriction prohibiting it from investing in oil, gas or mineral-related programs. This restriction was originally adopted to address state requirement that is no longer applicable to the Fund. Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.

The Fund will continue to be prohibited from purchasing commodities or commodity contracts.

Sub-Proposal No. 3.G.: Eliminating Restriction on Investing in Rights and Warrants.

It is proposed that the Fund's fundamental  investment  restriction limiting its
ability  to  invest  in  rights  and   warrants  be   eliminated.   This  was  a
state-law-mandated restriction that no longer applies to the Fund.

This restriction no longer applies to the Fund, and the Board believes that its elimination could increase the Fund's flexibility when choosing investments in the future.

Sub-Proposal No. 3.H.: Eliminating Restriction on Investing in Certain Repurchase Agreements

It is proposed that the Fund's fundamental investment restriction limiting its investments in repurchase agreements maturing in more than seven (7) days be eliminated. Repurchase agreements maturing in more than seven (7) days are generally considered to be illiquid securities.

The Fund believes that this restriction is unnecessary and may, in fact, reduce possible investment opportunities.

Elimination of this restriction is not expected to have a significant impact on the Fund's investment practices or management because the Fund remains subject to its non-fundamental investment restriction that it will not invest more than 10% of its net assets in illiquid or restricted securities.

Sub-Proposal No. 3.I.: Eliminating Restriction on Pledging of Assets.

It is proposed that the Fund's prohibition on pledging of its assets be eliminated.

The existing restriction is not required to be fundamental, and the Board believes that the Fund should be provided with the maximum flexibility permitted by law to pursue its investment objectives. The 1940 Act prohibitions on borrowing (as reflected in the Fund's non-fundamental policy on borrowing) would continue to apply (whereby the Fund may borrow from banks - and invest the borrowed funds in portfolio securities - provided that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings).

PROPOSAL 4: TO APPROVE AMENDMENTS TO CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

This proposal consists of four (4) sub-proposals.

***Summary of Impact of Amendments.

Because of recent regulatory changes, certain investment restrictions adopted by the Fund are more restrictive than currently required. The Fund's Board finds that the proposed amendment of certain fundamental investment restrictions of the Fund is in the best interests of shareholders. The proposed changes are intended to provide the Fund with greater flexibility to respond to future market developments and to increase future investment opportunities.

The proposed changes are not expected to materially change the current risk profile of an investment in the Fund.

Sub-Proposal 4.A.  Foreign Securities

The Board proposes that the Fund's policy on purchasing foreign securities be changed to a non-fundamental policy that would permit the Fund to invest in foreign unregistered offerings, including those offerings where the issuer commits to file a registration statement within a short period and where the issuer may already have publicly-traded stock outstanding.

The existing policy is not required to be a fundamental investment policy under the 1940 Act and the Board recommends that shareholders approve replacement of the current fundamental policy with a non-fundamental policy regarding ownership of foreign securities. The purpose of this proposal is to provide the Fund with the maximum flexibility permitted by law to pursue its investment objective and to conform the Fund's policy in this area to one that is expected to become standard for all Oppenheimer funds. The Board believes that standardized policies will assist the Fund and the Manager in maintaining compliance with the various investment restrictions to which the Oppenheimer funds are subject.

Changing the policy to a non-fundamental policy will give the Board greater flexibility in the future in making changes to the policy without having the Fund undergo the expense of a shareholder vote for what essentially is an operational issue.

The Fund would retain its non-fundamental operating policy that it does not currently intend to invest more than 25% of its total assets in foreign securities. Currently, the Fund's investment focus is U.S. issuers. The Fund's foreign holdings, which have generally been 10% or less of the Fund's total assets, have typically been of issuers located in developed countries. Approval of this proposed policy is unlikely to affect management of the Fund.

Sub-Proposal 4.B.  Diversification

The Fund cannot buy securities of any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. Currently, the policy with respect to diversification applies to 100% of the Fund's total assets. The Board proposes that the Fund's policy with respect to diversification be amended to apply to 75% of the Fund's total assets. This change would be consistent with the requirements of the 1940 Act and would promote the standardization of fundamental investment restrictions among all the funds in the OppenheimerFunds complex.

As amended, the policy on diversification for the Fund would remain a fundamental policy changeable only by the vote of a majority of the outstanding voting securities.

Sub-Proposal 4.C.  Hedging Strategies

The Fund currently is subject to several fundamental investment restrictions concerning its hedging strategies. The Board proposes that several of the Fund's fundamental policies with respect to various hedging strategies be changed to non-fundamental policies.

The existing policies are not required to be fundamental investment policies under the 1940 Act. The purpose of this proposal is to provide the Fund with the maximum flexibility permitted by law to pursue its investment objective and to conform the Fund's policy in this area to one that is expected to become standard for all Oppenheimer funds. The proposed non-fundamental hedging policies are substantially similar to the Fund's current fundamental policies with the exception of (1) expanding the types of futures that may be traded, (2) permitting options on sector indices as well as on broadly-based indices, and
(3) removing the prohibition on writing puts.

Changing these policies to non-fundamental policies will give the Board greater flexibility in the future in making changes to the policies without having the Fund undergo the expense of a shareholder vote for what essentially are operational issues.

If the Fund is permitted to trade options on sector indices, this may enable the Fund to better hedge industry sector risks within its portfolio.

Sub-Proposal 4.D.  Loans

Under its current restriction, the Fund may invest in debt securities and may enter into repurchase agreements, which may be considered a loan, and is permitted to lend its portfolio securities.

It is proposed that the current fundamental restriction be amended to permit the Fund to lend its assets to affiliated investment companies (for example, other funds in the OppenheimerFunds complex). Before an inter-fund lending arrangement can be established, the Fund must obtain approval from the SEC. The Fund has not yet decided to apply for such an order and there is no guarantee any such order would be granted, even if applied for. Until the SEC has approved an inter-fund lending application, the Fund will not engage in lending with affiliated investment companies. As amended, the restriction on lending for the Fund would remain a fundamental restriction changeable only by the vote of a majority of the outstanding voting securities.

The reason for lending money to an affiliated fund is that the lending fund may be able to obtain a higher rate of return than it could from interest rates on alternative short-term investments. To assure that the Fund will not be disadvantaged by making loans to affiliated funds, certain safeguards will be implemented.

PROPOSAL 5: TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND
RESTATED DECLARATION OF TRUST

The Board of Trustees has approved and recommends that the shareholders of the Fund authorize them to adopt and execute the Amended and Restated Declaration of Trust. The New Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust, such as the Fund, and going forward, will be used as the standard Declaration of Trust for all new OppenheimerFunds Massachusetts business trusts.

Adoption of the New Declaration of Trust will not result in any changes in the Fund's Trustees or officers or in the investment policies and shareholder services described in the Fund's current prospectus.

The New Declaration of Trust amends the Current Declaration of Trust in a number of significant ways. The proxy statement summarizes some of the more significant amendments to the Current Declaration of Trust effected by the New Declaration of Trust.

PROPOSAL 6: TO APPROVE THE FUND'S CLASS B 12b-1 PLAN

Under the Fund's current Class B 12b-1 plan the Fund's Class B shares currently pay to the Fund's Distributor up to 0.25% of average annual net assets as a service fee and up to 0.75% of average annual net assets as an asset-based sales charge. The current plan is intended to reimburse the Fund's Distributor for certain types of expenses incurred in distributing Fund shares.

The proposed Class B 12b-1 plan is similar to the current 12b-1 plan as to the amount of payments the Fund makes to the Distributor on an annual basis. The difference between the current Class B 12b-1 plan and the proposed plan is that over time, the Fund's payments under the 12b-1 plan may exceed the amount, which the Fund might pay under the current plan. The length of time over which the Fund's payments will continue under the proposed plan is not limited by any reimbursement factor (as is the case under the current Class B 12b-1 Plan), and the Fund's payments may continue for a longer period of time than under the current plan, thus potentially increasing the amount of plan payments which, in turn, may reduce the dividends and total return on the Fund's Class B shares.

The Board approved the replacement of the current Class B 12b-1 plan with the proposed Class B 12b-1 plan because the Distributor may not receive full reimbursement for its distribution-related expenses under the current plan in certain circumstances. The Board determined that the proposed Class B 12b-1 plan is in the best interests of the Fund and that its adoption has a reasonable likelihood of benefiting the Fund and its Class B shareholders.


FOR ANY OTHER QUESTIONS, PLEASE CONTACT JEFFREY BURNS (3-5089), PHIL MASTERSON (8-2486), KATE IVES (8-3331) OR KATHERINE FELD (3-0252).